Exhibit 10.2

Date: 14 December 2019

ECOIN GLOBAL LIMITED

(as Seller)

and

EC POWER (GLOBAL) TECHNOLOGY LIMITED

(as Buyer)

TRANSFER AGREEMENT

relating to

a Transfer of Redemption Codes

THIS AGREEMENT is entered into on 14 December 2019 between:

1.	ECoin Global Limited, a company incorporated in Hong Kong, with its registered address at Cornwall Centre, No 85 Castle Peak Road, Coffee Bay, Tuen Mun, N.T., Hong Kong (hereinafter, the “Seller”); and

2.	EC Power (Global) Technology Limited, a company incorporated in the British Virgin Islands, with its registered address at Corporate Registrations Limited, Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands (hereinafter, “Buyer”).

Recitals:

(A)	The Seller produces and markets Ecoin Redemption Codes (“Codes”), which can be produced and marketed by Buyer in Buyer’s name, both online and offline.

(B)	Each Code contains a value which enables subscribers to upload certain number of items onto the Buyer’s website, www.ecrent.com for rental.

(C)	The Seller agrees to sell, and the Buyer agrees to buy, the Codes in accordance with the terms and conditions set forth in this Agreement.

Therefore, the parties hereto have entered into the agreement as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Unless otherwise specified herein, the following words and terms shall have the following meaning when used in this Agreement, the Recitals and the Schedule hereto:

“affiliates”	has the meaning ascribed to it in the Company Law;

“Agreement”	is a reference to this Agreement and any amendments or supplements hereto (if applicable);

“Business Day”	means a day (other than a Saturday or Sunday) on which banks in Hong Kong are open for ordinary banking business;

“China”	the People’ s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, Macau Special Administration Region and Taiwan;

“Closing”	the completion of the sale and purchase of the Redemption;

“Closing Date”	the date of this Agreement or any other date agreed to in writing between Buyer and Seller;

“Company”	Sharing Economy International, Inc., a Nevada corporation, (OTC : SEII), No.9 Yanyu Middle Road, Qianzhou Town, Huishan District, Wuxi City, Jiangsu Province, China;

“Company Law”	the Companies Ordinance (Cap 622) of Hong Kong;

“Encumbrances”

asset transfer, claim, third party rights or interest under any mortgage, pledge, liability, lien, guarantee or other encumbrances, guarantee interest or other guarantee agreement, arrangement or any other form of rights or interest, regardless whether or not relating to current or future assets, liabilities of any individual or entity under such guarantee;

“Hong Kong”	the Hong Kong Special Administration Region of the People’s Republic of China;

“Redemption Codes” and “Codes”	EC Coin’s Redemption Codes, with aggregate value of US$ l ,500,000;

“Transfer Consideration”	a total consideration of US$750,000 payable for the purchase of Redemption Codes and all associated rights and interests in accordance with Clause 3.1;

“US Dollar” and “US$”	the lawful currency of the United States of America; and

“Working Hours”	means 9:30 a.m. to 5:30 p.m. on a Business Day.

1.2	The provisions of law referenced herein shall be interpreted as such as amended, re-formulated from time to time or as such the applicability of which has been modified by other provisions of law, including re-formulated provisions (regardless of any modification).

1.3	The clauses and schedule referenced herein shall mean the clauses and schedule of this Agreement; the sub-clauses referenced herein shall mean such under the relevant clauses when referenced (unless otherwise specified in context). The schedule hereto shall be considered to be the component part of this Agreement.

1.4	Headings are provided for reference only and shall in no way affect the interpretation of this Agreement.

1.5	In this Agreement, all the names and terms used in the singular case include the plural and vice versa; all the names and terms with gender reference include all genders, and all persons referenced include incorporated persons and non-incorporated persons.

2.	SALE AND PURCHASE OF REDEMPTION CODES

2.1	Subject to the terms and conditions herein, on the Closing Date, the Seller shall sell and transfer to the Buyer, and the Buyer, in reliance on the representations and warranties made and provided by the Seller herein, agrees to buy and accept, the Codes.

2.2	The Seller warrants that, at the time of transferring the Codes, no Encumbrances nor any current rights as of the date of execution of this Agreement or any subordinate or incidental rights thereafter exist on or in relation to the Codes.

2.3	The Buyer may, at the time of transferring the Codes, designate its subsidiary or affiliate to receive the Codes and pay the Transfer Consideration.

2.4	The portion of revenue sharing permitted by the Buyer to marketing channel partners shall not exceed 40% of the face value of the Codes, with a minimum of 60% of sales income to accrue to Buyer.

3.	TRANSFER CONSIDERATION OF THE REDEMPTION CODES

3.1	The parties hereto acknowledge and agree that the Codes to be transferred have a value of US$1,500,000 and Seller has agreed to transfer the same at a discounted price to Buyer at 50% of the face value of the Codes, namely, for a total consideration of US$750,000 (the “Transfer Consideration”). The Transfer Consideration shall be paid by the Buyer as provided in Clause 4 below.

3.2	The Seller warrants that the Codes have a validity period of five (5) years, and will not expire until 31 December 2024 (the “Expiry Date”).

3.3	The Seller undertakes to deliver the Codes not later than three (3) business day following notice from the Buyer requesting delivery.

4.	PAYMENT OF TRANSFER CONSIDERATION

4.1	The Transfer Consideration shall be paid by the Buyer to the Seller in common shares of the Company within 5 working days of contract signed, which is US$0.272 per share.

4.2	The number of Shares to be issued to Seller is 2,757,353.

4.3	For the purposes of this Clause 4:

4.3.1	“Shares” means ordinary shares of par value US$0.001 each of the Company as at the Expiry Date or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company.

4.3.2	“Trading Day” generally means a day during which (i) trading in the Company’s common stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Company’s common stock is listed or admitted for trading and (ii) there is no market disruption event.

4.4	If for any reason the Buyer is unable to procure the issue or delivery of Shares as expressly provided for under this Clause 4, the Buyer shall promptly notify the Seller and instead pay the Relevant Balance to the Seller in clear funds in accordance with Clause 4.3.

5.	REPRESENTATIONS AND WARRANTIES

5.1	The Buyer hereby unconditionally and irrevocably represents and warrants to the Seller that:

5.1.1	the Buyer’s execution of this Agreement and its exercise and performance of its rights and obligations hereunder in accordance with the provisions herein will not violate:

(i)	any law or statues to which it must adhere; or

(ii)	any instrument or organization charter or documents on which its incorporation was based or which regulate its business or affairs; or

(iii)	any document or agreement to which the Buyer is a party or any agreement by which the Buyer or its assets are bound;

5.1.2	the Buyer is a legal and existing limited liability company incorporated in accordance with the law of the place of its registration and has the full capacity and authority to execute this Agreement, and to exercise its right and to perform its obligations in accordance with this Agreement; this Agreement constitutes a valid document binding to, and enforceable against, Buyer; and

5.1.3	the Buyer’s execution of this Agreement, and performance and completion of the transaction contemplated herein does not require consent or approval from any person.

5.2	The Seller hereby unconditionally and irrevocably represents and warrants to the Buyer that:

5.2.1	its representations and warranties made herein shall remain true, accurate and complete from the date of this Agreement to the Closing Date;

5.2.2	the Seller’s execution of this Agreement and its exercise and performance of its rights and obligations hereunder in accordance with the provisions herein will not violate:

(i)	any law or statues to which it must adhere; or

(ii)	any instrument or organization charter or documents on which its incorporation was based or which regulate its business or affairs; or

(iii)	any document or agreement to which Buyer is a party or any agreement to which Buyer or its assets are bound;

5.2.3	the Seller is a legal and existing limited liability company incorporated in accordance with the law of the place of its registration and has the full capacity and authority to execute this Agreement, and to exercise its right and to perform its obligations in accordance with this Agreement; this Agreement constitutes a valid document binding to, and enforceable against, Seller; and

5.2.4	the Seller’s execution of this Agreement, and performance and completion of the transaction contemplated herein does not require consent or approval from any person.

5.3	The Seller unconditionally and irrevocably represents and warrants to Buyer, as of the date of this Agreement until the Closing Date, as follows:

5.3.1	the Seller legally owns all the Codes;

5.3.2	the Codes have no Encumbrances attached and can be used immediately;

5.3.3	the value stored in the Codes is US$1,500,000;

5.3.4	in the event of the occurrence of any circumstances brought to the Seller’s attention that will cause the representations and warranties made by the Seller herein to be untrue, Seller will immediately notify Buyer;

5.3.5	the Seller is in compliance with all applicable laws and regulations in all material respects and to the best of its knowledge and belief, there is no failure to comply which would materially impair its ability to sell the Codes for the purposes for which they are intended for use on the Buyer’s site and to perform its obligations under this Agreement; and

5.3.6	the intellectual property owned or licensed by the Seller comprises all of the intellectual property required in order for the Seller to carry on its business as it is now being conducted, and in the sale to and use of the Codes by the Buyer as contemplated by this Agreement will not infringe any intellectual property rights of any third party.

6.	FEES

The parties hereto shall each be responsible for their own legal fees and other expenses, charges and payments in connection with negotiation, formulation and completion of this Agreement.

7.	NOTICE AND OTHER COMMUNICATIONS

7.1	Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 7.2 and served:

(a)	by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address;

(b)	if within Hong Kong, by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting;

(c)	if from or to any place outside Hong Kong, by air courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier;

(d)	if from or to any place outside Hong Kong, by pre-paid airmail, in which case it shall be deemed to have been given five Business Days after the date of posting; or

(e)	by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt,

provided that in the case of sub-clause (e) above any notice despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

7.2	Notices under this Agreement shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 7.3, as set out below:

To Seller:

Address:	Cornwall Centre, No 85 Castle Peak Road, Coffee Bay, Tuen Mun, N.T., Hong Kong
Email:	sales@ecoin-global.com
Recipient:	Board of Directors

To Buyer:

Address:	604, 6th Floor, Tesbury Centre, 28 Queen’s Road East, Hong Kong
Email:	ecpower@cleantechsolutionsinternational.com
Recipient:	Board of Directors

7.3	Any party to this Agreement may notify the other party of any change to its address or other details specified in Clause 7.2 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

8.	MISCELLANEOUS

8.1	Further assurance: The parties hereto agree to take such further action or matter (or cause to have such action taken) and to execute and deliver such further document (or cause to have such document executed and delivered) if required by any law or due to any need or in order to perform this Agreement and/or complete the transaction contemplated herein reasonably and satisfactorily.

8.2	Complete Agreement: This Agreement (together with any document described herein or any document specified herein for execution) constitutes the complete agreement between the parties hereto regarding the transaction contemplated herein and supersedes all prior understanding between the parties hereto regarding the transaction. The parties hereto agree:

8.2.1	execution of this Agreement by either party is not based on any representation, warranty or assurance made by the other party other than those made herein;

8.2.2	except in cases of violation of any representation or warranty set forth herein, neither party may raise any claim or seek any damages based on any misleading representation (whether due to negligence or otherwise) by the other party, regardless whether such representation is made prior to or after the execution of this Agreement; provided that this provision does not absolve any party of any legal liability resulting from any fraudulent element in such representation.

8.3	Cumulative Remedies: The rights and interest and remedies specifically provided herein for either party are additional and non-exclusive and shall not harm any interest, rights or remedies available to any party in absence of such specific provision; each party may exercise any interest, rights or remedies specifically provided herein according to its need without any limitation.

8.4	Non-waiver: failure to exercise, postponement or extension of, or indulgence or delay in the exercise of, any law or rights or remedies provided herein by any party shall not affect its future exercise of such rights and remedies or its ability to exercise any other rights and remedies. Such failure or delay shall not constitute waiver or modification of any other rights or remedies. Any exercise or partial exercise of such rights or remedies shall not prevent any other or further exercise of such rights or remedies nor prevent the exercise of any other rights and remedies.

8.5	Severability: If this Agreement is to be enforced, each party must enforce the provisions herein in accordance with the law of the competent jurisdiction to the full extent possible. If any provision herein is determined to be invalid or unenforceable, or partially invalid or unenforceable, such provision (to the extent of such invalidity or unenforceability) shall be considered to be invalid and considered not to be part of this Agreement but shall not cause any other provisions herein to be invalid. Both parties must make reasonable efforts to replace such invalid or unenforceable provision with other valid and enforceable provision of such effect that is as similar as possible to such invalid or unenforceable provision.

8.6	Modification: No modification of any provision herein (or any document described herein or made in connection herewith) shall be considered to be part of this Agreement unless it is in writing and signed by both parties. “Modification” for these purposes, includes changes, supplements, deletions and replacements of any kind.

8.7	Transfer: This Agreement is binding to the parties hereto and their respective successors and permitted assigns. Without prior written consent from the other party, neither party may transfer, assign, pledge in any way, or dispose in any other manner of, all or part of its rights and interest and/or obligations hereunder.

8.8	Counterparts: This Agreement may be executed in any number of counterparts, and all counterparts together constitute one and same agreement.

8.9	Legal Relationship: The parties hereto contract as independent principals. Neither party is, nor can it represent to be, an agent of any other party or partner. Neither party has the right to bind the other party or cause any legal liability to the other party.

8.10	Time Off-Essence: Time shall be of the essence in the performance by each party in the obligations hereunder.

8.11	Third Party Rights: A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any of its terms.

9.	GOVERNING LAW AND JURISDICTION

9.1	This Agreement is governed by and construed in accordance with the law of Hong Kong.

9.2	Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

For and on behalf of

ECoin Global Limited

Position: Director

For and on behalf of

EC Power(Global) Technology Limited

Position: Director